EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			13-017

Date: September 11, 2013	Contact:	Terrence Jamerson
Director, Finance & Investor Relations

Helix Signs Agreement with Sembcorp Marine’s Jurong Shipyard to Build
Q7000 Semisubmersible Well Intervention Vessel

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today that it has signed a contract with Sembcorp Marine’s subsidiary Jurong Shipyard in Singapore for the construction of its Q7000 newbuild semisubmersible well intervention vessel previously announced by Helix in July.

Owen Kratz, Helix’s President and Chief Executive Officer, stated, “We are pleased to work with our trusted partner Jurong Shipyard on our second newbuild semisubmersible well intervention vessel, to be named Q7000. Based on strong market demand and our record of operating specialized deepwater well intervention assets, we believe that this vessel, with its enhanced features and capabilities, will be a valuable addition to our growing fleet.”

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides key life of field services to the energy market. For more information about Helix, please visit our website at www.HelixESG.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding future utilization, any projections of financial items; future operations expenditures; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.